Exhibit 99.1

FOR IMMEDIATE RELEASE

March 13, 2026

Scilex Holding Company Files Federal Securities Fraud Lawsuit Seeking Recovery of Approximately Ninety-Six (96) Million Misappropriated Collateral Shares of Datavault AI, Inc. from Marc Wade, The St. James Bank & Trust Company Ltd., Omega & Corinth Group Ltd., The Bank of New York Mellon Corporation, and Related Parties

PALO ALTO, CALIFORNIA – March 13, 2026 (GLOBE NEWSWIRE) - Scilex Holding Company (“Scilex” or the “Company”) (Nasdaq: SCLX), an innovative revenue-generating company focused on acquiring, developing, and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease, today announced that it has filed a complaint (the “Complaint”) in the United States District Court for the Central District of California against Marc Wade, The St. James Bank & Trust Company Ltd. (“St. James Bank”), Omega & Corinth Group Ltd., and related parties (collectively, the “Wade Defendants”), alleging a scheme involving the unauthorized transfer and sale of approximately 96 million Datavault AI, Inc. (“Datavault”) common shares (“DVLT”) that were pledged as collateral in a stock loan transaction (the “Pledged DVLT Shares”).

The lawsuit also names The Bank of New York Mellon Corporation (“BNY Mellon”) for its alleged role in opening and administering brokerage accounts through which the Pledged DVLT Shares were allegedly improperly transferred and traded.

Scilex is seeking recovery of the Pledged DVLT Shares, compensatory damages exceeding $100 million, punitive damages, disgorgement of profits, and other relief.

Click here to see the Complaint.

Allegations of Unauthorized Sale of Collateral Securities

According to the Complaint, in late 2025 Scilex entered into a stock loan agreement with St. James Bank (the “Loan Agreement”), pursuant to which Scilex pledged Datavault shares as collateral. Under the Loan Agreement, the pledged securities were to be held as collateral and were not authorized to be sold or otherwise disposed of unless certain contractual conditions occurred. Approximately 96 million shares of Datavault stock were transferred as collateral under the Loan Agreement.

The Complaint further alleges that, rather than safeguarding the Pledged DVLT Shares, the Wade Defendants transferred the shares into brokerage accounts at BNY Mellon and systematically sold them into the public market without authorization, using the proceeds to fund the loan and generate profits.

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St. James Bank’s Representations, Trading Activity, and Market Impact

The Complaint further alleges that St. James Bank repeatedly and falsely represented to Scilex that the Pledged DVLT Shares had not been transferred or sold. But as the Complaint alleges, Scilex learned that the Pledged DVLT Shares were transferred into brokerage accounts which Scilex had never opened or authorized at BNY Mellon and subsequently sold.

The Complaint also alleges that the large volume of trading activity involving the Pledged DVLT Shares significantly impacted the market price of DVLT shares, causing substantial financial harm to the Company.

Litigation and Recovery Efforts

The Complaint asserts claims under Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, along with claims for state law securities fraud, fraud, conversion, and negligence.

Scilex is seeking:

• Recovery of the 96 million Pledged DVLT shares or the full value of such shares

• Compensatory damages exceeding $100 million

• Punitive damages

• Disgorgement of profits derived from the alleged scheme

• Attorneys’ fees and costs

• Other relief as deemed appropriate by the court

Marc Kasowitz, Scilex’s lead lawyer, says, “as the Complaint alleges, this is an egregious conspiracy to defraud Scilex out of tens of millions of dollars’ worth of securities. By this action, Scilex intends to hold the Wade Defendants responsible for the full extent of their alleged illegal activities, as well as BNY Mellon for allegedly opening and administering brokerage accounts through which the securities were sold without Scilex’s authorization."

The Company intends to pursue all available remedies to recover the misappropriated securities and hold the responsible parties accountable.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

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About Scilex Holding Company

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur (a majority owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, including Scilex’s ability to recover the pledged securities, obtain compensatory or punitive damages or disgorge profits in connection with the matters set forth in the Complaint. These statements are based on management’s current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex. These statements are subject to a number of risks and uncertainties regarding Scilex’s business. These risks and uncertainties include, but

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are not limited to, general economic, political and business conditions; the ability of Scilex and its subsidiaries to develop and successfully market products; the ability of Scilex and its subsidiaries to grow and manage growth profitably and retain its key employees; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the prior results of the clinical trials may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. There may be additional risks that Scilex presently does not know or that Scilex currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Scilex’s expectations, plans or forecasts of future events and views as of the date of the communication. Scilex anticipates that subsequent events and developments will cause such assessments to change. However, while Scilex may elect to update these forward-looking statements at some point in the future, Scilex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Scilex’s assessments as of any date subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a majority-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company, Inc.

All other trademarks are the property of their respective owners.

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© 2026 Scilex Holding Company All Rights Reserved.

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